Microsoft                                                              Word
     11.0.6359;_AdHocReviewCycleID1142279436_NewReviewCycle_EmailSubjectMFS
     SERIES              TRUST             VIII             NSAR             P/E
     4/30/05_AuthorEmailKNewman@MFS.com_AuthorEmailDisplayNameNewman,
     Kerilynn_ReviewingToolsShownOnceSUB-ITEM 77Q1 -------------

The Amended and Restated By-Laws for MFS Trust VIII, dated January 1, 2002, as revised December 16, 2004, are contained in Post-Effective Amendment No. 45 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 24 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on February 25, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated March 10, 2005, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated April 1, 2005, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.